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ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19981121019

1. Entity name: WIZZARD SOFTWARE CORPORATION
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) __________

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
   - ☐ "bank" or "trust" or any derivative thereof
   - ☐ "credit union" ☐ "savings and loan"
   - ☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: __________ *(mm/dd/yyyy)*

OR

If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: 02/22/2012 05:00 PM *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Burningham	Branden	T	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

455 East 500 South
(Street name and number or Post Office information)
Suite 205

Salt Lake City	UT	84111
(City)	*(State)*	*(Postal/Zip Code)*
	United States	
(Province – if applicable)	*(Country – if not US)*	

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ *and include an attachment stating the name and address of such individuals.)*

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ATTACHMENT TO ARTICLES OF AMENDMENT OF

WIZZARD SOFTWARE CORPORATION

The undersigned President of Wizzard Software Corporation, a Colorado corporation (the "Corporation"), does hereby certify as follows:

FIRST: The name of the corporation is Wizzard Software Corporation.

SECOND: The following new paragraph (c) shall be inserted immediately following Article V(b) of the Corporation's Articles of Incorporation, as amended:

(c) Effective as of 5:00 p.m., Eastern Standard Time, on February 22, 2012, each twelve (12) issued and outstanding shares of the Corporation's common stock shall become one (1) share of common stock, without any action on the part of the holders thereof, with all fractional shares that would otherwise result therefrom to be rounded up to the nearest whole share. These Articles of Amendment shall not affect the authorized number of shares of the Corporation's common stock or the par value thereof.

THIRD: The foregoing amendment to the Articles of Incorporation of the Corporation was adopted on February 8, 2012, by its common stockholders in accordance with applicable provisions of the Colorado Statutes. The number of shares voted in favor of the amendment was sufficient for approval.

IN WITNESS WHEREOF, I, Christopher J. Spencer, the President of the Corporation, have subscribed this document and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct as of this 8th day of February, 2012.

WIZZARD SOFTWARE CORPORATION

By ______________________

Christopher J. Spencer, President